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                                                                   Exhibit (22)


                       THE FIRST OF LONG ISLAND CORPORATION
                                 10 Glen Head Road
                             Glen Head, New York  11545
                           -------------------------------

                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               To be Held April 18, 1995
                           -------------------------------



                                                                   March 7, 1995
To the Stockholders of
The First of Long Island Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at the OLD BROOKVILLE OFFICE, 209 GLEN HEAD ROAD, GLEN HEAD, NEW YORK, on Tuesday, April 18, 1995, at 3:30 P.M. EST for the following purposes:

         (1) To elect Directors.
         (2) To transact any other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 1, 1995 are entitled to notice of and to vote at such meeting or any adjournment thereof.

                  By Order of the Board of Directors

                 Arthur J. Lupinacci, Jr.
                 SENIOR VICE PRESIDENT AND SECRETARY

                    IMPORTANT -- PLEASE MAIL YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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